Exhibit 20.4
Page 1 of 3
                   Navistar Financial 1996 - B Owner Trust
                       For the Month of September 1998
                     Distribution Date of October 20, 1998
                           Servicer Certificate #24

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $193,913,492.49
Beginning Pool Factor                                           0.3985829

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $11,574,555.10
     Interest Collected                                     $1,468,993.41

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $592,855.90
Total Additional Deposits                                     $592,855.90

Repos / Chargeoffs                                            $168,833.38
Aggregate Number of Notes Charged Off                                  85

Total Available Funds                                      $13,433,348.42

Ending Pool Balance                                       $182,373,160.00
Ending Pool Factor                                              0.3748621

Servicing Fee                                                 $161,594.58

Repayment of Servicer Advances                                $203,055.99

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,465,765.11
     Target Percentage                                               2.50%
     Target Balance                                         $4,559,329.00
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                     ($735,617.85)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.890%
Current Weighted Average Remaining Term (months):                   28.79

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,425,983.37      1,145
                                31 - 60 days            $391,030.28        330
                                60+  days               $255,105.25         97

     Total:                                           $2,072,118.90      1,168

     Balances:                  60+  days             $3,067,788.15         97

Memo Item - Reserve Account
     Prior Month                                      $9,730,147.26
+    Invest. Income                                      $36,976.54
+    Excess Serv.                                       $698,641.31
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,465,765.11

Exhibit 20.4
Page 2 of 3
Navistar Financial 1996 - B Owner Trust
For the Month of September 1998

                                                                      NOTES
                                                                                                       CLASS B            CLASS C
                                   TOTAL          CLASS A - 1       CLASS A - 2      CLASS A - 3     CERTIFICATES      CERTIFICATES
                              $486,507,362.75   $106,500,000.00  $111,900,000.00  $236,500,000.00   $17,028,000.00   $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                             0.00%            0.00%           93.50%            3.50%            3.00%
     Coupon                                              5.490%           5.930%           6.330%           6.500%           7.450%

Beginning Pool Balance        $193,913,492.49
Ending Pool Balance           $182,373,160.00

Collected Principal            $11,371,499.11
Collected Interest              $1,468,993.41
Charge - Offs                     $168,833.38
Liquidation Proceeds/Recoveries   $592,855.90
Servicing                         $161,594.58
Cash Transfer from Reserve Account      $0.00
Total Collections Available
  for Debt Service             $13,271,753.84

Beginning Balance             $193,913,492.49             $0.00            $0.00  $174,402,231.31   $10,514,704.39    $8,996,556.79

Interest Due                    $1,032,780.04             $0.00            $0.00      $919,971.77       $56,954.65       $55,853.62
Interest Paid                   $1,032,780.04             $0.00            $0.00      $919,971.77       $56,954.65       $55,853.62
Principal Due                  $11,540,332.49             $0.00            $0.00   $10,790,210.88      $403,911.64      $346,209.97
Principal Paid                 $11,540,332.49             $0.00            $0.00   $10,790,210.88      $403,911.64      $346,209.97

Ending Balance                $182,373,160.00             $0.00            $0.00  $163,612,020.43   $10,110,792.75    $8,650,346.82
Note / Certificate Pool Factor                           0.0000           0.0000           0.6918           0.5938           0.5933
   (Ending Balance / Original Pool Amount)
Total Distributions            $12,573,112.53             $0.00            $0.00   $11,710,182.65      $460,866.29      $402,063.59

Interest Shortfall                      $0.00             $0.00            $0.00            $0.00            $0.00            $0.00
Principal Shortfall                     $0.00             $0.00            $0.00            $0.00            $0.00            $0.00
     Total Shortfall                    $0.00             $0.00            $0.00            $0.00            $0.00            $0.00
      (required from Reserve)
Excess Servicing                  $698,641.31
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance $10,465,765.11
(Release) / Draw                 ($735,617.85)
Ending Reserve Acct Balance     $9,730,147.26

Exhibit 20.4
Page 3 of 3
Navistar Financial 1996 - B Owner Trust
For the Month of September 1998


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6                5                4                 3                2                1
                                Apr-98           May-98           Jun-98            Jul-98           Aug-98           Sep-98
Beginning Pool Balance      $246,172,998.69  $234,126,757.26  $226,051,917.20  $213,854,882.24  $203,072,269.50  $193,913,492.49

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $924,170.15      $540,216.26      $600,037.39      $507,563.18      $737,488.15      $168,833.38
    Recoveries                $2,397,242.15      $593,326.92      $795,132.73      $854,323.15      $627,933.71      $592,855.90

Loss Trigger - Reserve Account Balance                                 Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)           $1,647,816.83             Total Charged off (Months 1 - 6)          $3,478,308.51
  Total Recoveries (Months 3, 2, 1)            $2,075,112.76             Total Recoveries (Months 1 - 6)           $5,860,814.56
  Net Loss / (Recoveries) for 3 Mos             ($427,295.93)(a)         Net Loss/(Recoveries) for 6 Mos.         ($2,382,506.05)(c)

  Total Balance (Months 5, 4, 3)             $674,033,556.70(b)          Total Balance (Months 1 - 6)          $1,317,192,317.38(d)

  Loss Ratio Annualized  [(a/b) * (12)]              -0.7607%            Loss Ratio Annualized [(c/d) (12)]             -2.17053%

  Trigger:  Is Ratio > 1.5%                               No             Trigger:  Is Ratio > 6.0%                            No

                                                                                     Jul-98          Aug-98           Sep-98
B)  Delinquency Trigger:                                                         $2,457,143.53    $2,928,804.15    $3,067,788.15
    Balance delinquency 60+ days                                                      1.14898%         1.44225%         1.58204%
    As % of Beginning Pool Balance                                                    1.17150%         1.24045%         1.39109%
    Three Month Average

  Trigger:  Is Average > 2.0%                             No

C)  Noteholders Percent Trigger:                      2.0000%
    Ending Reserve Account Balance
    not less than 1% of Initial Aggregate
    Receivables Balance

  Trigger:  Is Minimum < 1.0%                             No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer